CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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ProFunds/Access One Trust

7501 Wisconsin Avenue

Suite 1000, East Tower

Bethesda, MD 20814

ADMINISTRATIVE SERVICES AGREEMENT FOR VP FUNDS

May 1, 2010

Jefferson National Life Insurance Company

9920 Corporate Campus Drive, Suite 1000

Louisville, Kentucky40223

Ladies and Gentlemen:

The Board of Trustees of ProFunds and Access One Trust (the “Trusts”), open-end management investment companies organized as Delaware business trusts and registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of1940 (the “1940 Act’), on behalf of each of the ProFunds VP series of ProFunds identified in Schedule A or Access VP series of the Access One Trust identified on Schedule A (individually, a “Fund” and collectively, the “Funds”), have authorized the Trusts to enter into this Agreement with Jefferson National Life Insurance Company (the “Authorized Firm”), concerning the provision of service activities to your clients, members, or customers (“Customers”) who may from time to time beneficially own such Funds’ shares. The terms and conditions of this Agreement are as follows:

1.	REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1

Reference is made to the prospectus for the shares of each Fund (individually, a “Prospectus” and collectively, the ‘Prospectuses’) as from time to time are effective under the Securities Act of1933 (the “1933 Act”). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2

For purposes of determining the fees payable to you under Section 3, the average daily net asset value of a Fund’s shares will be computed in the manner specified in the Trust’s registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fundy shares for purposes of purchases and redemptions.

2.	SERVICES AS AUTHORIZED FIRM.

2.1

The Authorized Firm is hereby authorized and may from time to time undertake to perform support services to Customers in connection with investments in the shares of a Fund in the variable insurance contracts, which services may include, but are not limited to: the provision of personal, continuing services to investors in each Fund; receiving, aggregating and processing purchase and redemption orders; providing and maintaining retirement plan

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records; communicating periodically with shareholders and answering questions and handling correspondence from shareholders about their accounts; acting as the sole shareholder of record and nominee for shareholders; maintaining account records and providing beneficial owners with account statements; processing dividend payments; issuing shareholder reports and transaction confirmations; providing subaccounting and sub-transfer agency services for Fund shares held beneficially; forwarding shareholder communications to beneficial owners; receiving, tabulating and transmitting proxies executed by beneficial owners; general account administration activities; and providing such other similar services as the Trust may reasonably request to the extent the Authorized Firm is permitted to do so under applicable statutes, rules, or regulations. Overhead and other expenses of the Authorized Firm related to its “support services,” including telephone and other communications expenses, may be included regarding amounts expended for such activities. Other specific administrative services (“Services”) provided directly by the Authorized Firm or through a designee (each, a “Service Designee), if any, are set forth in Schedule B. The Authorized Firm acknowledges and agrees that the Trust has determined that the fees provided in section 3 are not primarily intended to result in the sale of Fund shares within the meaning of Rule 12b-1 of the 1940 Act and that the Authorized Firm shall use its best efforts to support that conclusion and shall take no action (or refrain from taking any action) that is inconsistent with that determination. The Trust may, in its sole discretion, revoke the authorization provided to Authorized Firm, in whole or in part, for no reason or any reason, as it may determine from time to time including by reason of any recharacterization by regulatory authorities of the services in a manner inconsistent with such determination.

2.2

The Authorized Firm will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Authorized Firm’s business, or any personnel employed by the Authorized Firm) as may be reasonably necessary or beneficial in order to provide such support services with respect to a Fund’s shares.

2.3

The procedures relating to the handling of orders shall be subject to instructions which the Trust shall forward from time to time to the Authorized Firm. The Trust has full authority to take such action as the Trust may deem advisable in respect of all matters pertaining to the continuous offering of shares. All orders for a Fund’s shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund’s shares, including the sale of such shares to the Authorized Firm for the account of any Customer or Customers.

2.4

In no transaction shall the Authorized Firm act as dealer for its own account; the Authorized Firm shall act solely for, upon the specific or pre-authorized instructions of, and for the account of, its Customers. For all purposes of this Agreement except as specifically provided in section 4.2, the Authorized Firm will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or any dealer of the shares in any matter or in any respect. No person is authorized to make any representations concerning the Trust or a Fund’s shares except those representations contained in the Fund’s then-current Prospectus and Statement of Additional Information and in such printed information as the Trust may subsequently prepare.

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2.5

The Authorized Firm and its employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of the Authorized Firm’s responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable pursuant to Section 3 of this Agreement will provide to the Trust’s Board of Trustees, and the Trust’s Trustees will review at least quarterly, a written report of the amounts so expended.

In addition, the Authorized Firm will furnish to the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of support services with respect to shares described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust’s Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

3.	FEES.

3.1

In consideration of the costs and expenses of furnishing the services and facilities provided by the Authorized Firm hereunder, and subject to the limitations of applicable law and regulations as well as policies of the Trust, the Authorized Firm will be compensated monthly at an annual rate up to but not more than [**]% of the average daily net assets of the Fund attributable to the Fund’s shares which are held in the name of the Authorized Firm for its Customers as set forth in Schedule A. The parties agree that such fees are payable solely for services or Services that are not primarily intended to result in the sale of Fund shares, and that such fees do not constitute payment of asset-based sales charges or service fees subject to the Conduct Rule 2830 of the National Association of Securities Dealers, Inc.

3.2	The fee rate with respect to any Fund may be prospectively increased or decreased by the Trusts, in its sole discretion, at any time upon notice to the Authorized Firm.

4.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

4.1

By written acceptance of this Agreement, the Authorized Firm represents, warrants, and agrees that: (i) upon reasonable request, the Authorized Firm will provide to Customers a schedule of the services it will perform pursuant to this Agreement and a schedule of any fees that the Authorized Firm may charge directly to Customers for services it performs in connection with investments in the Trusts on the Customer’s behalf; and (ii) any and all compensation payable to the Authorized Firm by Customers in connection with the investment of their assets in the Trusts will be disclosed by the Authorized Firm to Customers and will be authorized by Customers and will not result in an excessive fee to the Authorized Firm.

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4.2

The Authorized Firm agrees to comply with all requirements applicable to it by reason of all applicable laws, including federal and state securities laws, the Rules and Regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, and the 1940 Act, and all rules of self-regulatory organizations. The Trusts have furnished the Authorized Firm with a list of the states or other jurisdictions in which the Trusts believe the Shares of the Funds are qualified for sale, and the Authorized Firm agrees that it will not purchase a Fund’s Shares on behalf of a Customer’s account in any jurisdiction in which such Shares are not qualified for sale. The Authorized Firm further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Trusts relating to the services provided by it pursuant to the terms of this Agreement. The Authorized Firm agrees that it will comply at all times with the provisions of Rule 22c-1 of the 1940 Act. Purchase and redemption orders, and payment for shares of a Fund ordered from the Trusts, must be received at the time, and in the manner, as determined by the Trusts. All Orders are subject to acceptance or rejection by the Trusts or the relevant Fund in the sole discretion of either, or by the relevant Fund’s transfer agent acting on the Trusts’ or the Fund’s behalf, and orders shall be effective only upon receipt in proper form. The Trusts may, if necessary, delay redemption of shares of a Fund to the extent permitted by the 1940 Act. The Authorized Firm may submit a purchase, exchange or redemption order (an “Order”) for shares of a Fund on behalf of a Customer to such Trusts’ designated contact in the manner determined by the Trusts. Receipt and acceptance of any such Order on any day the New York Stock Exchange is open for trading and on which a Fund calculates its net asset value (a “Business Day”) pursuant to SEC rules by the Authorized Firm as limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt and acceptance by the Fund on that same Business Day. To facilitate the Funds’ daily trading practices, the Authorized Firm (i) may be required to provide the Funds with estimated daily net aggregate trade and other information relating to the Funds at times and in the manner reasonably specified by the Funds prior to the close of business on each Business Day and (ii) may be required to provide the Funds on the following Business Day with a confirmed final report of the previous Business Day’s transaction information related to the Funds at such times mandated by the Funds.

4.3

The Authorized Firm agrees that under no circumstances shall the Trusts be liable to the Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Agreement.

4.4

The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”) or are otherwise aware of and agree to abide by the AML Acts, by implementing reasonable procedures to monitor money laundering and by taking all other necessary actions to adhere to the AML Acts. The parties acknowledge that the AML Acts require, among other things, that financial institutions adopt compliance programs to guard against money laundering and provide for customer identification programs. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations, including NASD Conduct Rule 3011, in all relevant respects.

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4.5

Each party hereto agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

4.6

The Authorized Firm agrees that the obligations of the parties hereto and the operation and/or continuation of this Agreement are subject to any applicable policies of the Trusts, as they may be amended from time to time. The Authorized Firm further agrees that the operation and/or continuation of this Agreement is subject to: (i) the Board of Trustees’ evaluation of the services and Services; (ii) any determinations by the Board of Trustees regarding the nature and quality of and the compensation for the services and Services; and (iii) any other determinations that the Board of Trustees deems appropriate.

4.7

The Authorized Firm will make available to the Trusts, promptly upon request, appropriate books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Authorized Firm’s services under this Agreement that may be requested, following notice to the Trusts.

4.8

The Funds’ prospectus will generically identify the Authorized Firm as a party that may accept transactions on behalf of a Fund and will provide: (i) that the Funds have authorized one or more intermediaries to accept on its behalf transactions that are in “good order”; (ii) that the intermediaries are authorized to designate other intermediaries to accept transactions on the Funds’ behalf; (iii) that the Funds will be deemed to have received a transaction when an authorized intermediary or, if applicable, an intermediary’s authorized designee, accepts the transaction; and (iv) that customer transactions will be priced at the Funds’ net asset value next computed after they are accepted by an authorized intermediary or the intermediary’s designee.

5.	EXCULPATION; INDEMNIFICATION.

5.1

The Trusts shall not be liable to the Authorized Firm and the Authorized Firm shall not be liable to the Trusts except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Trusts or by the Authorized Firm of compliance with any applicable law, rule, or regulation.

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5.2

The Authorized Firm will indemnify the Trusts and hold them harmless from any claims or assertions relating to a breach of any representation or warranty under this Agreement, failure by the Authorized Firm to maintain required anti-money laundering procedures (including applicable customer identification programs), the lawfulness of the Authorized Firm’s participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Trusts shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all reasonable costs of such defense shall be borne by the Trusts.

5.3	Notwithstanding any expiration or termination of this Agreement, this Article 5 shall survive the expiration or termination of this Agreement.

6.	EFFECTIVE DATE; TERMINATION.

6.1

This Agreement will become effective with respect to each Fund on the date of its acceptance by the Authorized Firm. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until terminated in accordance with its terms.

6.2

Except with respect to compensation payable to, from time to time, the Trusts may amend this Agreement by sending notice of such amendment to Authorized Firm. The acceptance of the terms of such amendment by Authorized Firm will be evidenced by the next trade of Shares executed by or through Authorized Firm, on behalf of its Customers, received by the Trusts after receipt of the Amendment. Amendments to this Agreement affecting the compensation payable to Authorized Firm must be in a writing signed by both parties.

6.2

This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act). This Agreement may be terminated with respect to any Fund by the Trusts or by the Authorized Firm, without penalty, upon sixty days’ prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the Trustees or a majority of the outstanding shares of a Fund on sixty days’ written notice.

7.	GENERAL.

7.1

All notices and other communications to either the Authorized Firm or the Trusts will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth in Section 7.6 hereof, or at such other address as either party may provide in writing to the other party.

7.2	The Trusts may enter into other similar agreements for the provision of Shareholder support services with any other person or persons without the Authorized Firm’s consent.

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7.3

Upon receiving the consent of the Trusts, the Authorized Firm may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that the Authorized Firm shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Authorized Firm shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

7.4

This Agreement supersedes any other agreement between the Trusts and the Authorized Firm relating to support services in connection with a Fund’s shares and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein (including but not limited to those set forth in sections 4 and 5) shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding any expiration or termination of this Agreement, this Section 7.4 shall survive the expiration or termination of this Agreement.

7.5

It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall bind only the property of the respective Funds. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trusts, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the relevant Fund as provided in the Trusts’ Declaration of Trust.

7.6

Notices and communications required or permitted hereby will be given to the following persons at the following addresses or facsimile numbers as the party receiving such notices or communications may subsequently direct in writing:

If to the Trusts:

ProFunds/Access One Trust 7501 Wisconsin Avenue

Suite 1000, East Tower

Bethesda, MD 20814

Attention: Chief Legal Counsel

Telephone: 240-497-6400

Facsimile: 240-497-6530

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If to the Authorized Firm:

Jefferson National Life Insurance Company 9920

Corporate Campus Drive, Suite 1000

Louisville, Kentucky 40223

Attention: General Counsel

Telephone: (502) 587-3843

Facsimile: (502) 213-2970

7.7	During the term of this Agreement, the Authorized Firm will pay all ordinary expenses incurred by it in connection with its obligations under this Agreement.

7.8

Each party acknowledges that the identities of the other party’s customers, as well as information maintained by such other party regarding those customers, and all computer programs, technical, trade secret or business information, including, without limitation, financial information, business or marketing strategies or plans, product development and procedures developed by such other party or such other party’s agents in connection with this arrangement which is disclosed to the other party hereto or otherwise obtained by the other party, its affiliates, agents or representatives during the term of this Agreement, constitute the valuable property of such other party (“Proprietary Information”). Each party agrees that should either of them be furnished any Proprietary Information, the party who acquired such Proprietary Information shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property except (i) with the other party’s prior written consent, or (ii) as required by law or judicial process. Each party acknowledges that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agree that in the event of a breach such other party will be entitled to seek equitable relief, as well as such other relief as any court of competent jurisdiction deems appropriate. Each party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. Each party shall be liable under this Agreement for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants, or other advisors or agents. This section 7.8 shall continue in full force and effect notwithstanding the expiration or termination of this Agreement.

7.9

Any and all disputes arising under or in connection with this Agreement will be finally and exclusively resolved by arbitration under the rules of arbitration then in effect for the National Association of Securities Dealers, Inc. or the American Arbitration Association, such organization to be selected in the sole discretion of the Trusts. The arbitration will be held in New York, NY before three arbitrators who have no present or former affiliation with any party to this Agreement and who are knowledgeable about mutual funds, the asset management industry and the subject of the dispute. Each party will choose one arbitrator, and the two arbitrators so chosen will choose a third who will chair the proceedings. In no event will the arbitrators have the authority to make any award that provides for punitive or exemplary damages. Any decision rendered by the arbitrators will be binding, final and conclusive upon both parties, and a judgment

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thereon may be entered in, and enforced by, any court having jurisdiction over the party against which an award is entered, or by any court having jurisdiction over the assets of any party against which an award is entered, and the parties hereby irrevocably waive any objections to the jurisdiction of such court based on any ground, including improper venue or forum non conveniens. Except where clearly prevented by the subject matter of the dispute, both parties will continue performing their respective obligations under this Agreement while the dispute is being resolved. The prevailing party in any claim, action, arbitration, or other proceeding arising under or in connection with the implementation or enforcement of this Agreement will be entitled to recover from the other party all reasonable attorneys’ fees incurred in connection therewith. Notwithstanding any expiration or termination of this Agreement, this Section 7.9 shall survive the expiration or termination of this Agreement.

7.10

For purposes of this paragraph, each of ProFunds and the Access One Trust are referred to as a “Trust.” This Agreement constitutes a separate and distinguishable agreement as between Authorized Firm and each Trust. The Agreement has been structured as a single document for convenience only. The representations, warranties, duties and obligations of each Trust hereunder are several, not joint. The representations, warranties, duties and obligations of Authorized Firm to each Trust are separate and do not inure to another Trust. For purposes of this Agreement, references to Fund shall mean to each Fund on an individual basis. No Trust shall be responsible for the actions (or inactions) of another Trust. Notwithstanding any expiration or termination of this Agreement, this Section 7.10 shall survive the expiration or termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

ProFunds

By:	/s/ Louis Mayberg
Title:	Louis Mayberg, President

The foregoing Agreement is hereby accepted:

Jefferson National Life Insurance Company

By:	/s/ Craig A Hawley
Title:	General Counsel & Secretary

Dated as of: May 1, 2010

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SCHEDULE A

Account(s) Jefferson National Life Annuity Account G	Contract(s) JNL-2300 Series and state variations

Designated Portfolio(s)	CUSIP
Access VP High Yield	00433W-304
ProFunds VP Asia 30	743185761
ProFunds VP Basic Materials	74318A307
ProFunds VP Bear	743185688
ProFunds VP Biotechnology	74318A406
ProFunds VP Bull	743185738
ProFunds VP Consumer Goods	74318A604
ProFunds VP Emerging Markets	74318W820
ProFunds VP Europe 30	743185597
ProFunds VP Financials	74318A885
ProFunds VP Health Care	74318A877
ProFunds VP Industrials	74318A869
ProFunds VP International	74318W788
ProFunds VP Japan	743185118
ProFunds VP Large Cap Growth	74318A455
ProFunds VP Large Cap Value	74318A463
ProFunds VP Mid-Cap	74318A711
ProFunds VP MidCap Growth	74318A687
ProFunds VP MidCap Value	74318A695
ProFunds VP Nasdaq 100	743185134
ProFunds VP Oil & Gas	74318A703
ProFunds VP Pharmaceuticals	74318A836
ProFunds VP Precious Metals	74318A828
ProFunds VP Real Estate	74318A810
ProFunds VP Rising Rates Opportunity	74318A653
ProFunds VP Short Nasdaq 100	743185589
ProFunds VP Short Small-Cap	74318A661
ProFunds VP Small-Cap Growth	74318A729
ProFunds VP Small-Cap Value	74318A737
ProFunds VP Technology	74318A786
ProFunds VP U.S. Gov’t Plus	743185563
ProFunds VP Ultra MidCap	74318A679
ProFunds VP Ultra Nasdaq 100	743185647
ProFunds VP UltraBull	743185712
ProFunds VP UltraSmall-Cap	743185753
ProFunds VP Utilities	74318A760

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ProFunds/Access

One Trust

7501 Wisconsin Avenue

Suite 1000, East Tower

Bethesda, MD 20814

DISTRIBUTION SERVICES AGREEMENT FOR VP FUNDS

May 1, 2010

Jefferson National Life Insurance Company

9920 Corporate Campus Drive, Suite 1000

Louisville, Kentucky 40223

Ladies and Gentlemen:

ProFunds and Access One Trust (each individually referred to herein as the “Trust”) are open-end management investment companies organized as Delaware business trusts and registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”). On behalf of each of the VP series of the Trust identified in Schedule A (“Funds”), the Trustees of the Trust have adopted a Distribution Plan (“Plan”) that, among other things, authorizes the Trust to enter into this Agreement with you (“Authorized Firm”) concerning the provision of the services (“Services”) set forth in Section 2 to your contract owners or other permissible purchasers (“Customers”) who may from time to time be investors, or prospective investors, in the Funds. The terms and conditions of this Agreement are as follows:

1.	REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

1.1

Reference is made to the prospectus for each Fund as from time to time are effective under the Securities Act of 1933 (the “1933 Act”). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2

For purposes of determining the fees payable to you under Section 3, the average daily net asset value of a Fund’s shares will be computed in the manner specified in the Trust’s registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund’s shares for purposes of purchases and redemptions.

2.	SERVICES AS AUTHORIZED FIRM.

2.1

Authorized Firm is hereby authorized and may from time to time undertake to perform the following non-exclusive list of Services: the printing and mailing of Fund prospectuses, statements of additional information, any supplements thereto and shareholder reports for prospective investors; the development, preparation, printing and mailing of advertisements, sales literature and other promotional materials describing and/or relating to the Funds; holding seminars and sales meetings designed to promote the distribution of the Funds’ shares; obtaining information and providing explanations to wholesale and retail distributors of contracts regarding the investment objectives and policies and other information about the Funds, including the performance of the Funds; training sales personnel regarding the Funds; and financing any other activity that is primarily intended to result in the sale of shares of the Funds. Overhead and other expenses of Authorized Firm related to the provision of Services, including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

2.2

In addition, Authorized Firm may receive compensation pursuant to this Agreement for making the Funds available to its Customers as funding vehicles for their variable insurance contracts, or compensation for services performed and expenses incurred by Authorized Firm or its affiliates in connection with the sale of shares of the Funds.

2.3

Authorized Firm will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in Authorized Firm’s business, or any personnel employed by Authorized Finn) as may be reasonably necessary or beneficial in order to provide such Services.

2.4

The procedures relating to the handling of orders shall be subject to instructions which the Trust shall forward from time to time to Authorized Firm. All orders for a Fund’s shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund’s shares, including the sale of such shares to Authorized Firm for the account of any Customer or Customers, unless otherwise agreed to by the parties to this Agreement.

2.5

In no transaction shall Authorized Firm act as dealer for its own account; Authorized Firm shall act solely for, upon the specific or pre-authorized instructions of, and for the account of, its Customers. For all purposes of this Agreement except as specifically provided in section 4.3, Authorized Finn will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust or any dealer of the shares in any matter or in any respect. No person is authorized to make any representations concerning the Trust or a Fund’s shares except those representations contained in the Fund’s then-current prospectus and statement of additional information and in such printed information as the Trust may subsequently prepare, unless otherwise agreed to by the parties to this Agreement.

2.6

Authorized Finn and its employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of Authorized Firm’s responsibilities under this Agreement. Authorized Firm will provide to the Trust’s Board of Trustees (or assist in the provision of), and the Trust’s Trustees will review at least quarterly, a written report of the amounts so expended.

In addition, Authorized Firm will furnish to the Trust or its designees such information as the Trust or its designees may reasonably request (including, without limitation, periodic certifications confirming the rendering of Services as described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust’s Board of Trustees concerning this Agreement and the monies paid, reimbursed, payable, or reimbursable pursuant hereto, the Services provided hereunder and related expenses, and any other reports or filings that may be required by law.

2

3.	FEES.

3.1

In consideration of the costs and expenses of furnishing the Services and facilities provided by Authorized Firm hereunder, and subject to the limitations of applicable law and regulations, Authorized Firm will be reimbursed and/or compensated (as applicable) quarterly at an annual rate of up to, but not more than, [**] of the average daily net assets of a Fund attributable to the Fund’s shares which are held in the name of Authorized Firm for its Customers.

3.2	The fee rate with respect to any Fund or Funds may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to Authorized Firm.

4.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

4.1

The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require among other things, that financial institutions adopt compliance programs to guard against money laundering and provide for customer identification programs. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self-regulatory organizations, including NASD Conduct Rule 3011, in all relevant respects.

4.2

By written acceptance of this Agreement, Authorized Firm represents, warrants, and agrees that, to the extent required by law: (i) Authorized Firm will provide to Customers a schedule of the services it will perform pursuant to this Agreement and a schedule of any fees that Authorized Firm may charge directly to Customers for services it performs in connection with investments in the Trust on the Customer’s behalf, and (ii) any and all compensation payable to Authorized Firm by Customers in connection with the investment of their assets in the Trust will be disclosed by Authorized Firm to Customers and will be authorized by Customers and will not result in an excessive fee to Authorized Firm.

4.3

Authorized Firm agrees to comply with all requirements applicable to it by reason of all applicable laws, including federal and state securities laws, the rules and regulations of the SEC, including, without limitation, all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, and the 1940 Act. The Trust has informed Authorized Finn of the states or other jurisdictions in which the Trust believes the shares of the Funds are qualified for sale, and Authorized Firm agrees that it will not purchase a Fund’s shares on behalf of a Customer’s account in any jurisdiction in which such shares are not qualified for sale. Authorized Firm further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Trust relating to the services provided by it pursuant to the terms of this Agreement. The Authorized Firm agrees that it will comply at all times with the provisions of Rule 22c-1 of the 1940 Act. Purchase and redemption orders, and payment for shares of a Fund ordered from the Trust, must be received at the time, and in the manner, as determined by

3

the Trust. All Orders are subject to acceptance or rejection by the Trust or the relevant Fund in the sole discretion of either, or by the relevant Fund’s transfer agent acting on the Trust’s or the Fund’s behalf, and orders shall be effective only upon receipt in proper form. The Trust may, if necessary, delay redemption of shares of a Fund to the extent permitted by the 1940 Act. The Authorized Firm may submit a purchase, exchange or redemption order (an “Order”) for shares of a Fund on behalf of a Customer to such Trust’s designated contact in the manner determined by the Trust. Receipt and acceptance of any such Order on any day the New York Stock Exchange is open for trading and on which a Fund calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”) by the Authorized Firm as limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt and acceptance by the Fund on that same Business Day. To facilitate the Funds’ daily trading practices, the Authorized Firm (i) may be required to provide the Funds with estimated daily net aggregate trade and other information relating to the Funds at times and in the manner reasonably specified by the Funds prior to the close of business on each Business Day and (ii) may be required to provide the Funds on the following Business Day with a confirmed final report of the previous Business Day’s transaction information related to the Funds at such times mandated by the Funds.

4.4

Authorized Firm agrees that under no circumstances shall the Trust be liable to Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Plan.

4.5

Each party hereto agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P (“Reg S-P”), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and any other applicable regulations and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law.

4.6

The Authorized Firm agrees that under no circumstances shall the Trust be liable to the Authorized Firm or any other person under this Agreement as a result of any action by the SEC affecting the operation or continuation of the Agreement.

4.7

The Authorized Firm agrees that the obligations of the parties hereto and the operation and/or continuation of this Agreement are subject to any applicable policies of the Trust, as they may be amended from time to time. The Authorized Firm further agrees that the operation and/or continuation of this Agreement is subject to: (i) the Board of Trustees’ evaluation of the services and Services; (ii) any determinations by the Board of Trustees regarding the nature and quality of and the compensation for the services and Services; and (iii) any other determinations that the Board of Trustees deems appropriate.

4

4.8

The Authorized Firm will make available to the Trust, promptly upon request, appropriate books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Authorized Firm’s services under this Agreement that may be requested, following notice to the Trust.

4.9

The Funds’ prospectus will generically identify the Authorized Firm as a party that may accept purchase and redemption orders on behalf of a Fund and will provide: (i) that the Funds have authorized one or more intermediaries to accept on its behalf purchase and redemption orders that are in “good order”; (ii) that the intermediaries are authorized to designate other intermediaries to accept purchase and redemption orders on the Funds’ behalf, (iii) that the Funds will be deemed to have received a purchase or redemption order when an authorized intermediary or, if applicable, an intermediary’s authorized designee, accepts the order; and (iv) that customer orders will be priced at the Funds’ net asset value next computed after they are accepted by an authorized intermediary or the intermediary’s designee.

3.	EXCULPATION; INDEMNIFICATION.

5.1

The Trust shall not be liable to Authorized Firm and Authorized Firm shall not be liable to the Trust except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Trust or by Authorized Firm of compliance with any applicable law, rule, or regulation.

5.2

Authorized Firm will indemnify the Trust and hold it harmless from any claims or assertions relating to a breach of any representation or warranty under this Agreement, failure by the Authorized Firm to maintain required anti-money laundering procedures (including applicable customer identification programs), the lawfulness of Authorized Firm’s participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with Authorized Firm performed in connection with the discharge of its responsibilities under this Agreement. If any such claims are asserted, the Trust shall have the right to manage its own defense, including the selection and engagement of legal counsel of its choosing, and all costs of such defense shall be borne by the Trust.

5.3	Notwithstanding any expiration or termination of this Agreement, this Article 5 shall survive the expiration or termination of this Agreement.

4.	EFFECTIVE DATE; TERMINATION.

6.1

This Agreement will become effective with respect to each Fund on the date of its acceptance by Authorized Firm. Unless sooner terminated with respect to any Fund, this Agreement will continue with respect to a Fund until terminated in accordance with its terms, provided that the continuance of the Plan is specifically approved at least annually in accordance with the terms of the Plan.

5

6.2

This Agreement will automatically terminate with respect to a Fund in the event of its assignment (as such term is defined in the 1940 Act). This Agreement may be terminated with respect to any Fund by the Trust or by Authorized Firm, without penalty, upon sixty days’ prior written notice to the other party. This Agreement may also be terminated with respect to any Fund at any time without penalty by the vote of a majority of the Independent Trustees (as defined in the Plan) or a majority of the outstanding shares of a Fund on sixty days’ written notice.

7.	GENERAL.

7.1

All notices and other communications to either Authorized Firm or the Trust will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

7.2	The Trust may enter into other similar agreements for the provision of Services with any other person or persons without Authorized Finn’s consent.

7.3

Upon receiving the consent of the Trust, Authorized Firm may, at its expense, subcontract with any entity or person concerning the provision of the Services contemplated hereunder; provided, however, that Authorized Firm shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Authorized Firm shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own.

7.4

This Agreement supersedes any other agreement between the Trust and Authorized Firm relating to the Services and relating to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein (including but not limited to those set forth in sections 4 and 5) shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding any expiration or termination of this Agreement, this Section 7.4 shall survive the expiration or termination of this Agreement.

7.5

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the respective Funds. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the relevant Fund as provided in the Trust’s applicable Declaration of Trust.

6

7.6

Notices and communications required or permitted hereby will be given to the following persons at the following addresses or facsimile numbers as the party receiving such notices or communications may subsequently direct in writing:

If to the Trust:
ProFunds/Access One Trust
7501 Wisconsin Avenue
Suite 1000, East Tower
Bethesda, MD 20814
Attention: Chief Legal Counsel
Telephone: 240-497-6400
Facsimile: 240-497-6530

If to the Authorized Firm:

Jefferson National Life Insurance Company
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223
Attention: General Counsel
Telephone: (502) 587-3843
Facsimile: (502) 213-2970

7.7	During the term of this Agreement, the Authorized Firm will pay all ordinary expenses incurred by it in connection with its obligations under this Agreement.

7.8

Each party acknowledges that the identities of the other party’s customers, as well as information maintained by such other party regarding those customers, and all computer programs, technical, trade secret or business information, including, without limitation, financial information, business or marketing strategies or plans, product development and procedures developed by such other party or such other party’s agents in connection with this arrangement which is disclosed to the other party hereto or otherwise obtained by the other party, its affiliates, agents or representatives during the term of this Agreement, constitute the valuable property of such other party (“Proprietary Information”). Each party agrees that should either of them be furnished any Proprietary Information, the party who acquired such Proprietary Information shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property except (i) with the other party’s prior written consent, or (ii) as required by law or judicial process. Each party acknowledge that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agree that in the event of a breach such other party will be entitled to seek equitable relief, as well as such other relief as any court of competent jurisdiction deems appropriate. Each party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. Each party shall be liable under this Agreement for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants, or other advisors or agents. This section 7.8 shall continue in full force and effect notwithstanding the expiration or termination of this Agreement.

7

7.9

Any and all disputes arising under or in connection with this Agreement will be finally and exclusively resolved by arbitration under the rules of arbitration then in effect for the National Association of Securities Dealers, Inc. or the American Arbitration Association, such organization to be selected in the sole discretion of the Trust. The arbitration will be held in New York, NY before three arbitrators who have no present or former affiliation with any party to this Agreement and who are knowledgeable about mutual funds, the asset management industry and the subject of the dispute. Each party will choose one arbitrator, and the two arbitrators so chosen will choose a third who will chair the proceedings. In no event will the arbitrators have the authority to make any award that provides for punitive or exemplary damages. Any decision rendered by the arbitrators will be binding, final and conclusive upon both parties, and a judgment thereon may be entered in, and enforced by, any court having jurisdiction over the party against which an award is entered, or by any court having jurisdiction over the assets of any party against which an award is entered, and the parties hereby irrevocably waive any objections to the jurisdiction of such court based on any ground, including improper venue or forum non conveniens. Except where clearly prevented by the subject matter of the dispute, both parties will continue performing their respective obligations under this Agreement while the dispute is being resolved. The prevailing party in any claim, action, arbitration, or other proceeding arising under or in connection with the implementation or enforcement of this Agreement will be entitled to recover from the other party all reasonable attorneys’ fees incurred in connection therewith. Notwithstanding any expiration or termination of this Agreement, this Section 7.9 shall survive the expiration or termination of this Agreement.

7.10

For purposes of this paragraph, each of ProFunds and the Access One Trust are referred to as a “Trust.” This Agreement constitutes a separate and distinguishable agreement as between Authorized Firm and each Trust. The Agreement has been structured as a single document for convenience only. The representations, warranties, duties and obligations of each Trust hereunder are several, not joint. The representations, warranties, duties and obligations of Authorized Firm to each Trust are separate and do not inure to another Trust. For purposes of this Agreement, references to Fund shall mean to each Fund on an individual basis. No Trust shall be responsible for the actions (or inactions) of another Trust. Notwithstanding any expiration or termination of this Agreement, this Section 7.10 shall survive the expiration or termination of this Agreement.

8

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below.

ProFunds

By:	/s/Louis Mayberg
Louis Mayberg
President

Access One Trust

By:	Louis Mayberg
Title:	Louis Mayberg
President

The foregoing Agreement is hereby accepted:
Jefferson National Life Insurance Company

By:	Craig A Hawley
Title: General Counsel & Secretary

SCHEDULE A

Dated as of: May 1, 2010

Account(s) Jefferson National Life Annuity Account G	Contract(s) JNL-2300 Series and state variations

Designated Portfolio(s)	CUSIP
Access VP High Yield	00433 W-304
ProFunds VP Asia 30	743185761
ProFunds VP Basic Materials	74318A307
ProFunds VP Bear	743185688
ProFunds VP Biotechnology	74318A406
ProFunds VP Bull	743185738
ProFunds VP Consumer Goods	74318A604
ProFunds VP Emerging Markets	74318W820
ProFunds VP Europe 30	743185597
ProFunds VP Financials	74318A885
ProFunds VP Health Care	74318A877
ProFunds VP Industrials	74318A869
ProFunds VP International	74318W788
ProFunds VP Japan	743185118
ProFunds VP Large Cap Growth	74318A455
ProFunds VP Large Cap Value	74318A463
ProFunds VP Mid-Cap	74318A711
ProFunds VP MidCap Growth	74318A687
ProFunds VP MidCap Value	74318A695
ProFunds VP Nasdaq 100	743185134
ProFunds VP Oil & Gas	74318A703
ProFunds VP Pharmaceuticals	74318A836
ProFunds VP Precious Metals	74318A828
ProFunds VP Real Estate	74318A810
ProFunds VP Rising Rates Opportunity	74318A653
ProFunds VP Short Nasdaq 100	743185589
ProFunds VP Short Small-Cap	74318A661
ProFunds VP Small-Cap Growth	74318A729
ProFunds VP Small-Cap Value	74318A737
ProFunds VP Technology	74318A786
ProFunds VP U.S. Gov’t Plus	743185563
ProFunds VP Ultra MidCap	74318A679
ProFunds VP Ultra Nasdaq 100	743185647

10

Designated Portfolio(s)	CUSIP
ProFunds VP UltraBull	743185712
ProFunds VP UltraSmall-Cap	743185753
ProFunds VP Utilities	74318A760

AMENDMENT TO PARTICIPATION AGREEMENT, ADMINISTRATIVE SERVICES

AGREEMENT FOR VP FUNDS AND DISTRIBUTION SERVICES AGREEMENT

FOR VP FUNDS AMONG JEFFERSON NATIONAL LIFE INSURANCE

COMPANY, PROFUNDS, ACCESS ONE TRUST AND

PROFUND ADVISORS LLC

This Amendment to each of (a) the Participation Agreement dated May 1, 2010, by and among Jefferson National Life Insurance Company (“Company”), ProFunds, Access One Trust, and ProFund Advisors LLC, (b) Administrative Services Agreement for VP Funds dated May 1, 2010 between the Company, ProFunds and Access One Trust, and (c) Distribution Services Agreement for VP Funds dated May 1, 2010 between the Company, ProFunds and Access One Trust (collectively, the “Agreements”), is made as of September 17, 2010.

WHEREAS, the patties hereto desire to amend Schedule A of the Agreements,

NOW THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreements as follows:

1.	Schedule A. Schedule A of each Agreement shall be deleted in its entirety and replaced by the following:

SCHEDULE A

Account(s) Jefferson National Life Annuity Account G	Contract(s) JNL-2300 Series and state variations

Designated Portfolio(s)	CUSIP
VP Asia 30	743185761
VP Bull	743185738
VP Europe 30	743185597
VP International	74318W788
VP Japan	743185118
VP Large-Cap Growth	74318A455
VP Large-Cap Value	74318A463
VP Mid-Cap	74318A711
VP Mid-Cap Growth	74318A687
VP Mid-Cap Value	74318A695
VP NASDAQ-100	743185134
VP Small-Cap	743185126
VP Small-Cap Growth	74318A729
VP Small-Cap Value	74318A737
VP Emerging Markets	74318W820
VP UltraBull	743185712
VP UltraMid-Cap	74318A679
VP UltraNASDAQ-100	743185647

VP UltraSmall-Cap	743185753
VP Bear	743185688
VP Short Emerging Markets	74318W838
VP Short International	74318W796
VP Short Mid-Cap	74318A232
VP Short NASDAQ-100	743185589
VP Short Small-Cap	74318A661
VP UltraShort OTC	743185613
VP Banks	74318A208
VP Basic Materials	74318A307
VP Biotechnology	74318A406
VP Consumer Goods	74318A604
VP Consumer Services	74318A505
VP Financials	74318A885
VP Health Care	74318A877
VP Industrials	74318A869
VP Internet	74318A851
VP Oil & Gas	74318A703
VP Pharmaceuticals	74318A836
VP Precious Metals	74318A828
VP Real Estate	74318A810
VP Semiconductor	74318A794
VP Technology	74318A786
VP Telecommunications	74318A778
VP Utilities	74318A760
VP Falling U.S. Dollar	74318A166
VP Rising Rates Opportunity	74318A653
VP U.S. Government Plus	743185563
VP Money Market	743185779
Access VP High Yield Fund	00433W-304

2.

Matters Relating to the Trust as a Delaware Business Trust. Each of the ProFunds VP series of ProFunds identified in Schedule A and each Access VP series of the Access One Trust identified in Schedule A (individually, a “Fund” and collectively, the “Funds”) shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Each of Access One Trust and ProFunds are referred to as a “Trust.” Each Agreement, as amended hereby, constitutes a separate and distinguishable agreement between Company and each Trust on behalf of it respective Funds. Each Agreement as amended hereby, has been structured as a single document for convenience only. It is expressly acknowledged and agreed that any duty of obligation of Access One Trust and ProFunds shall be binding only upon the assets of the particular Fund so obligated and shall not be binding upon any other Fund or any trustee, officer or shareholders of ProFunds or Access One Trust nor the execution of this Agreement on behalf of ProFunds or Access One Trust shall impose any liability upon any Trustee, officer, shareholder, employee or agent of ProFunds or Access One Trust personally, but shall bind only the trust property of ProFunds or Access One Trust, as applicable.

3.	Other. All other terms and conditions of the Agreements shall remain in effect.

This Amendment is executed as of the date first set forth above.

Jefferson National Life Insurance Company By its authorized officer

Jefferson National Life Insurance Company		By its authorized officer

	By:	/s/Craig A Hawley
Title: General Counsel
Date: 11/10/10

ProFunds		By its authorized officer

	By:	/s/Louis Mayberg
Title: Louis Mayberg
President 11/11/10

ProFund Advisor LLC		By its authorized officer

	By:	/s/Michael L Sapir
Title: Michael L Sapir
CEO

Date: 11-11-10

Access One Trust		By its authorized officer

	By:	/s/Louis Mayberg
Title: Louis Mayberg
President 11/11/10

AMENDMENT TO PARTICIPATION AGREEMENT, ADMINISTRATIVE SERVICES

AGREEMENT FOR VP FUNDS AND DISTRIBUTION SERVICES AGREEMENT FOR VP

FUNDS AMONG JEFFERSON NATIONAL LIFE INSURANCE

COMPANY, PROFUNDS, ACCESS ONE TRUST AND

PROFUND ADVISORS LLC

This Amendment to each of (a) the Participation Agreement dated May 1, 2010, by and among Jefferson National Life Insurance Company (“Company”), ProFunds, Access One Trust, and ProFund Advisors LLC, (b) Administrative Services Agreement for VP Funds dated May 1, 2010 between the Company, ProFunds, and Access One Trust, and (c) Distribution Services Agreement for VP Fund dated May 1,2010 between the Company, ProFunds, and Access One Trust (collectively, the “Agreements”), is made as of December 2, 2014.

WHEREAS, effective January 1, 2015 the Company will be launching a New York version of its Monument Advisor product through a newly formed, wholly-owned subsidiary of the Company, Jefferson National Life Insurance Company of New York.

NOW THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreements as follows:

1.

Jefferson National Life Insurance Company of New York (“JNL NY”) is hereby added as an additional patty to the agreements. The Parties acknowledge and agree that the provisions of the agreements relating to the Company or the Authorized Finn, as applicable, will apply with the same effect to JNI., NY.

2.	Schedule A of the Participation Agreement shall be amended to include the following:

SCHEDULE A

Account(s) Jefferson National Life of New York Annuity Account 1	Contract(s) JNL-2300-1 -NY and any future versions

3.

Except as specifically amended hereby, all of the terms and conditions of the Agreements shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4.

Each of the parties hereby represents and warrants that the execution, delivery, and performance of this Amendment are within the party’s corporate power and have been or will be duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.	This Amendment shall be construed in accordance with and be governed by the laws of the State of Maryland (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above set forth.

Jefferson National Life Insurance Company

By:	/s/Craig A Hawley
Title: Craig A Hawley General Counsel & Secretary

Jefferson National Life Insurance Company of New York

By:	/s/Craig A Hawley
Title: Craig A Hawley General Counsel & Secretary

ProFunds

By:	/s/Todd B Johnson
Title: Todd B. Johnson, President

ProFund Advisor LLC

By:	/s/ [illegible]

Access One Trust

By:	/s/Todd B Johnson
Title: Todd B. Johnson, President